UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2003

Sepracor Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19410	22-2536587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 Waterford Drive Marlborough, MA	01752
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (508) 481-6700

N/A
(Former name or former address, if changed since last report)

Item 5.    Other Events.

On December 15, 2003, Sepracor Inc. (the “Company”) announced the call for redemption, on January 9, 2004, of all its outstanding 5.75% Convertible Subordinated Notes due 2006 (the “5.75% Notes”). An aggregate principal amount of $430,000,000 of the 5.75% Notes were outstanding as of December 15, 2003. A copy of the press release relating to such announcement is attached to this Current Report on Form 8-K as Exhibit 99.1.

On December 15, 2003, the Company also announced that on December 12, 2003 it completed its sale of $200 million (plus an option to purchase an additional $50 million) of 0% Series A Convertible Senior Subordinated Notes due 2008 (the “Series A Notes”) and $400 million (plus an option to purchase an additional $100 million) of 0% Series B Convertible Senior Subordinated Notes due 2010 (the “Series B Notes” and, together with the Series A Notes, the “0% Notes”) through a Rule 144A offering to qualified institutional buyers. In connection with the 0% Notes offering, Sepracor entered into call spread transactions with the initial purchasers of the 0% Notes and their affiliates at a cost to the Company of $94.8 million.  A copy of the press release relating to such announcement is attached to this Current Report on Form 8-K as Exhibit 99.1.

The Series A Notes are convertible into shares of Sepracor common stock based on an initial conversion rate of 31.3550 for each $1,000 principal amount of Series A Notes, which is equivalent to a conversion price of approximately $31.8928 per share of common stock.  The Series B Notes are convertible into shares of Sepracor common stock based on an initial conversion rate of 33.5175, which is equivalent to a conversion price of approximately $29.8352 per share of common stock.  The 0% Notes will not bear interest and have a zero yield to maturity.  The 0% Notes are general unsecured obligations of the Company and are subordinate in right of payment to all of the Company’s existing and future senior indebtedness.  However, the 0% Notes are senior in right of payment to the Company’s 5.75% Notes and its 5% Convertible Subordinated Debentures due 2007.

In connection with the 0% Notes offering, on December 12, 2003, the Company entered into an Indenture, dated as of December 12, 2003, by and between the Company and the JPMorgan Chase Bank, as Trustee (the “Indenture”).  The Indenture governs the terms of the 0% Notes.  Also in connection with the 0% Notes offering, the Company entered into a Registration Rights Agreement, dated as of December 12, 2003, with the initial purchasers of the 0% Notes (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement on Form S-3 with respect to the 0% Notes and the shares of common stock issuable upon conversion of the 0% Notes.

The Indenture is attached to this Current Report on Form 8-K as Exhibit 4.1 and the Registration Rights Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)           Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2003	SEPRACOR INC.

	By:	/s/ Robert F. Scumaci
Robert F. Scumaci
Executive Vice President, Finance and Administration and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of December 12, 2003, by and between Sepracor Inc. and the JPMorgan Chase Bank, as Trustee
10.1	Registration Rights Agreement, dated as of December 12, 2003, by and between Sepracor Inc., Morgan Stanley & Co. Incorporated, U.S. Bancorp Piper Jaffray Inc. and Credit Suisse First Boston LLC
99.1	Press Release dated December 15, 2003